Exhibit 99.1

[LOGO OF ALTIGEN COMMUNICATIONS]

CONTACTS:
Phil McDermott                                          Jason Golz, Quynh Nguyen
CFO                                                     Investor Relations
AltiGen Communications                                  Financial Dynamics
510-252-9712                                            415-439-4516
pmcdermott@altigen.com                                  qnguyen@fd-us.com

              ALTIGEN REPORTS FULL YEAR FINANCIAL RESULTS FOR 2005

                     ~ POSTS SOLID FOURTH QUARTER RESULTS ~

                          ~ RETURNS TO PROFITABILITY ~

        Fremont, Calif. - November 16, 2005 - AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems today reported its financial results for the Company's fourth quarter and full fiscal year ended September 30, 2005.

        Revenue for the fourth quarter of fiscal 2005 was $4.2 million, compared to $4.0 million a year ago and $4.1 million in the third quarter of fiscal 2005. Net profit for the quarter was $313,000 or $0.02 per diluted share, compared to $136,000 or $0.01 per diluted share a year ago, and net loss of $96,000 or $0.01 per share in the previous quarter.

        Revenue for the full 2005 fiscal year was $15.4 million compared to $14.8 million in 2004. Net loss for fiscal 2005 was $299,000 or $0.02 per share compared to net profit of $28,000 or $0.00 per share for 2004.

        "We are pleased by the progress that AltiGen has made this fiscal year, despite the temporary slowdown in business during the March period," said Gilbert Hu, Chief Executive Officer of AltiGen Communications. "Our results reflect the success of AltiGen's product portfolio. In particular, our AltiContact Manager (ACM) call center system

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ATGN                                                                      Page 2
AltiGen Reports Fourth Quarter 2005 Financial Results

has performed well in the market, growing approximately 49% this past year. The ACM has been recognized by influential industry media with several awards this year, including "Best of Show" at CMP's Call Center Demo and Conference and "2004 Product of the Year" awards by Technology Marketing Corporation (TMC
(R))'s INTERNET TELEPHONY (R) Magazine and TMC's Customer Inter@ction Solutions(R) Magazine. Growth of our IP telephones has been robust, and our recently introduced IP 710 phone has rapidly gained market acceptance. This phone underscores the strength of our R&D organization and its ability to develop industry leading technology.

        "We continue to have success with our banking vertical market strategy. During this past year, we expanded our business into more regional banks and added more than 50 installations. Overall, we are very encouraged by the positive trends in our key targeted markets. In addition, AltiGen's robust technology offerings combined with our strong reseller and distribution networks reinforce the confidence we have in our ability to take our company to the next level," Mr. Hu concluded.

        Phil McDermott, AltiGen's Chief Financial Officer commented, "We are pleased with the profitable growth delivered during the fourth quarter. Looking ahead, based on current business trends, we believe our profitable growth should continue in 2006. With a solid financial position of $9.4 million in cash and short-term investments, which increased over the prior quarter, we believe AltiGen is well-positioned to achieve long-term success."

CONFERENCE CALL

        The Company will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, November 16, 2005 to discuss the Company's results of operations for the fourth quarter. Dial (800) 795-1259 to listen in to the call. A live Webcast will also be made available at http://www.altigen.com and will be archived for 90 days at this URL.

ABOUT ALTIGEN COMMUNICATIONS

        AltiGen Communications, Inc. (Nasdaq: ATGN) is a leading manufacturer of VoIP telephony solutions. The company designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take

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ATGN                                                                      Page 3
AltiGen Reports Fourth Quarter 2005 Financial Results

advantage of the convergence of voice and data communications to achieve superior business results. AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ(TM) family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996. Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money. AltiGen is a Microsoft(R) Certified Gold ISV Partner.

For more information, call 1-888-ALTIGEN or visit the Web site at www.altigen.com .

SAFE HARBOR STATEMENT

        This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the small to midsize marketplace, the continued positive market response to our new IP 710 phone, the continued penetration of our AltiContact Manager (ACM) in the call center market, the continued success of our banking vertical market strategy, and our ability to continue growing profitably in 2006. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to the Company's most recent quarterly report on form 10Q for the period ended June 30, 2005, and our Annual Report on form 10K dated September 30, 2004. AltiGen assumes no obligation to update the forward-looking information contained in this press release.

                                 (Tables Follow)

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ATGN                                                                      Page 4

                          AltiGen Communications, Inc.
                 Condensed Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)

                                                        Fourth Quarter Ended                        Year Ended
                                                            September 30                           September 30
                                                 ----------------------------------      ---------------------------------
                                                     FY 2005             FY 2004             FY 2005            FY 2004
                                                 --------------      --------------      --------------     --------------
Net Revenues                                     $        4,249      $        4,036      $       15,441     $       14,842
Gross profit                                              2,479               2,598               8,849              9,235

Research and development                                    877                 888               3,496              3,288
Selling, general & administrative                         1,371               1,607               5,889              6,024
Deferred stock compensation                                   -                   -                   -                  -
                                                 --------------      --------------      --------------     --------------
Operating profit (loss)                                     231                 103                (536)               (77)

Interest and other income,net                                82                  33                 237                105
                                                 --------------      --------------      --------------     --------------
Net profit (loss)                                $          313      $          136      $         (299)    $           28
                                                 ==============      ==============      ==============     ==============
Basic and diluted net profit (loss) per share    $         0.02      $         0.01      $        (0.02)    $         0.00

Weighted average shares outstanding
          Basic                                          14,709              14,384              14,605             14,242
          Diluted                                        15,471              15,596              14,605             15,725

                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)

                                                  September 30,      September 30,
                                                      2005                2004
                                                 --------------      --------------
Cash and cash equivalents                        $        3,963      $        2,898
Short-term investments                                    5,459               7,136
Accounts receivable, net                                  1,957               1,857
Inventories                                                 965               1,058
Other current assets                                        148                  67
Net property and equipment                                  522                 152
Other long-term assets                                      333                 348
                                                 --------------      --------------
Total Assets                                     $       13,347      $       13,516
                                                 ==============      ==============
Current liabilities                              $        2,359      $        2,702
Long-term liabilities                            $          258                 145
Stockholders'  equity                                    10,730              10,669
                                                 --------------      --------------
Total Liabilities and Stockholders' Equity       $       13,347      $       13,516
                                                 ==============      ==============